EQUIPMENT AND GROUND SUBLEASE AMENDMENT NO. 3

THIS EQUIPMENT AND GROUND SUBLEASE AMENDMENT NO. 3 entered into this 22nd day of November, 2006 by and between EmTech Biotechnology Development, Inc. (“Landlord”) and GeoVax, Inc. (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into an Equipment and Ground Sublease agreement dated December 1, 2001 (hereinafter the “Sublease Agreement”) per which Landlord leased to Tenant certain space at 1256 Briarcliff Road, Atlanta, GA 30322, as described in said Sublease Agreement; and subsequent Equipment and Ground Sublease amendments, and

WHEREAS, the parties hereby desire to amend said Sublease Agreement in order to increase the amount of space subleased to Tenant and the amount of rent paid therefore.

NOW, THEREFORE, in consideration of the premises set forth herein, TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration the receipt and sufficiency of which have been acknowledged and agreed to by both parties, Landlord and Tenant agree as follows:

1.	The aforesaid recitals are deemed restated here and made a part of this agreement by reference.

2.	The Sublease Agreement is hereby amended to increase the amount of space leased by Landlord to Tenant to include an EmTech Bio Module #6 in its entirety effective as of February 2, 2007.

3.
The total amount of rent to be paid each month by Tenant to Landlord shall be increased to $3,920.10 per month plus expenses, which expenses will now include 50% of the electrical charges for Module #6 in addition to 50% of electrical charges for module #4 and #5 and 24% of electrical charges for Module #2. Beginning February 1, 2007, the rental rate will be increased to $3,920.10 per month plus expenses as stated above.

4.	Except as expressly added to or modified herein, all other terms and conditions of the Sublease Agreement shall remain unchanged and in effect.

[Signatures appear on next page.]

EMTECH BIOTECHNOLOGY, INC. AND GEOVAX, INC.

EQUIPMENT AND GROUND SUBLEASE AMENDMENT NO. 3

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the date above first written.

LANDLORD: Emtech Biotechnology, Inc.	TENANT: GeoVax, Inc.
By: /s/ Connie Snipes	By: /s/ Donald G. Hildebrand
Title: Facilities Manager	Title: CEO & President
Date: 22 November 2006	Date: 22 November 2006

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